MERGERS AND ACQUISITION ENGAGEMENT AGREEMENT


         MERGERS AND ACQUISITION ENGAGEMENT AGREEMENT, effective as of October 1, 1998, by and between Speech Design GmbH, a German corporation (the "Company"), and Helix Capital Services Inc ("Helix"), successor by merger to Helix Capital Services LLC.

                              W I T N E S S E T H :

         WHEREAS, Helix has been acting as the Company's principal financial advisor since June 1, 1998; and

         WHEREAS, the Company and Helix desire to memorialize their understanding regarding the services to be provided by Helix to the Company and its subsidiaries.

         NOW, THEREFORE, in consideration of the mutual premises contained herein, the parties hereby agree as follows:


1.       PROPOSED SERVICES

         1.1      Financial Advisory Services.

                  1.1.1. Helix will act as the principal financial advisor to the Company and its subsidiaries and affiliates, and will assist the Company in identifying, introducing, analyzing, structuring, negotiating, and effecting the Transactions (as defined below), on the terms and conditions of this Agreement set forth below. In connection with services relating to the Transactions, Helix will assist and consult with the Company on strategic, financial and operational issues and tactical implementation of concepts relating to the growth of the Company.

                  1.1.2. Yoav Stern, and other professionals of Helix, will devote significant time, as needed, to participate in meetings, lead strategic planning sessions, initiate and help in recruiting key personnel and advise management on operational issues in growth and/or turnaround situations.

                  1.1.3. As used herein, the term "Transaction" shall mean (i) any transaction or series of transactions (other than the purchase or sale of assets in the ordinary course of business) whereby, directly or indirectly, the Company acquires, or the Company or any of its assets or properties is acquired by, or merges with or into another entity, or any other similar business transaction or arrangement between the Company or any of its subsidiaries and affiliates and a third party, including, without limitation, a merger, combination or consolidation, regardless of the accounting or tax treatment of such transaction (each, a "M&A Transaction"), and (ii) any




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                                    transaction or series of transactions (other
                                    than senior debt financing, and transactions with banking institutions arranged by the Company's management in the ordinary course of business) whereby, directly or indirectly, the Company or any of its subsidiaries or affiliates receives additional capital or debt financing or markets additional equity other than through a public offering (each, a "Capital Transaction").

                  1.1.4. Other Activities. Helix will undertake certain activities on the Company's behalf, including, if appropriate, the following:

                           1.1.4.1.         Identifying and introducing
                                            acquisition opportunities;

                           1.1.4.2. Assisting the Company in its determination of appropriate values to be realized in Transactions;

                           1.1.4.3.         Advising the Company in the
                                            negotiations as to the form and
                                            structure of Transactions;

                           1.1.4.4. Advising and assisting the Company's management in making presentations to the Company's Board of Directors about Transactions;

                           1.1.4.5. In addition to advising on any Transactions, rendering such other financial advisory and merchant banking services as may from time to time be agreed in writing between Helix and the Company.

2.       FURTHER AGREEMENT TERMS

         2.1. Transaction Timing. A Transaction shall be deemed to have occurred when Consideration Paid (as defined below) for a Transaction has been received by the Company or the Company's shareholders or, in the event of a merger, acquisition, purchase by the Company, Consideration Paid has been sent to the receiving party, provided that if Consideration Paid shall be paid in installments, the full amount will be construed to have been received upon receipt of the first installment exchanged between parties to a Transaction.

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         2.2.     Limitation and Exclusivity.

                  2.2.1. The Company agrees that as of the date hereof Helix shall be the exclusive advisor to the Company with respect to M&A Transactions and the Company shall not enter into any agreement relating to an M&A Transaction during the term of this Agreement without the participation of Helix; provided, however, the Company may retain another person or entity (a "Finder") to introduce to the Company a business for the purpose of consummating a M&A Transaction. The Company may reduce Helix's fees with respect to such transaction to the extent set forth in paragraph 2.3.3.1 hereof. If the Company consummates a M&A Transaction during the term of this Agreement (or for a period of one year thereafter as described below) without Helix's participation, the Company agrees that it, and its successors and assigns, shall nevertheless be obligated to provide or cause to be provided to Helix, the compensation provided in paragraph 2.3.3.1 hereof.

                  2.2.2. With respect to Capital Transactions, the Company's obligation to retain Helix is subordinate to existing agreements with investment banking firms relating to private debt or equity financing. In addition, the Company retains the right to engage an investment banking firm to assist it in arranging any Capital Transaction, provided that the Company will notify Helix in writing 15 days prior to entering into such an agreement with an investment banking firm. No fee will be payable to Helix pursuant to this Agreement with regard to any Capital Transaction arranged by such investment banking firm unless a fee-sharing agreement is reached between such firm, the Company and Helix.

         2.3. Compensation. The Company will compensate Helix in the form of a retainer, success fees and reimbursement of its reasonable expenses as described below. Fees will be paid directly to Helix or to another entity as designated from time to time by Helix.

                  2.3.1. Retainer. The Company will pay Helix a monthly retainer in the amount of $10,000 during the term of this Agreement.

                  2.3.2. Consideration Paid. For the purpose of this Agreement, Consideration Paid is defined as:

                           2.3.2.1. In the event of a sale by the Company of newly issued securities, the amount of cash invested in the Company.

                           2.3.2.2. In the event of a sale, merger or acquisition of the Company or the Company's assets, the cash consideration (including amounts paid into escrow) plus the fair


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                                            market value of non-cash
                                            consideration paid by the acquiror,
                                            plus the amount of debt and other
                                            interest bearing obligations
                                            assumed, refinanced, retired, or
                                            defeased by the acquiror, less any
                                            cash obtained by the acquiror upon
                                            successful completion of the
                                            Transaction.


                           2.3.2.3. In the event of a purchase, merger or acquisition of another entity or another entity's assets by the Company, the cash consideration (including amounts paid in escrow) plus the fair market value of non-cash consideration paid by the Company, plus the amount of debt and other interest bearing obligations assumed or refinanced by the
                                            Company, in connection with the
                                            Transaction.

                           2.3.2.4. The fair market value of any non-cash consideration delivered in a Transaction will be the value agreed upon by the Company and Helix prior to the consummation of the Transaction.

                  2.3.3.            Success fees:

                           2.3.3.1. With respect to a M&A Transaction, the Company shall pay Helix a success fee upon closing of each M&A Transaction. Success fees for each M&A Transaction shall be determined by mutual agreement between Helix and the Company based on market conditions, but in no event will be less than 2% of the Consideration Paid; provided, however, that if with respect to any given M&A
                                            Transaction, a Finder introduces to
                                            the Company a business and such
                                            introduction results in a M&A
                                            Transaction, any success fees due
                                            Helix may be reduced by the amount
                                            of the fees the Company is obligated
                                            to pay to such Finder; provided,
                                            further, that if all or any portion
                                            of such fees to be paid to such
                                            Finder are not actually paid when
                                            due, such fees or portion thereof,
                                            as applicable, shall be paid to
                                            Helix at that time. Success fees
                                            shall be due and payable if the
                                            Company completes a M&A Transaction
                                            during the term of this Agreement
                                            and within one year of the
                                            termination of this Agreement with a
                                            party introduced to the Company by
                                            Helix in connection with this
                                            Agreement. This success fee will be
                                            paid in cash, or in other negotiable
                                            securities and financial instruments
                                            as specifically agreed in writing by
                                            Helix and the Company, but in any
                                            case, if agreement is not reached,
                                            the success fee will be paid in the
                                            same consideration as paid or
                                            received by the Company.

                           2.3.3.2.         With respect to a Capital
                                            Transaction, the Company and Helix
                                            will reach an agreement on a success


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                                            fee for each specific Capital
                                            Transaction if and when the Company
                                            instructs Helix to proceed with
                                            arranging for such Capital
                                            Transaction.

                  2.3.4. Expenses. The Company shall reimburse Helix, upon Helix's request and regardless of whether the Company consummates any Transactions, for its reasonable and actual out of pocket expenses incurred by it in connection with this Agreement. In no event, however, shall the Company be liable to Helix for out-of-pocket expenses in excess of $3,750 per month without the prior approval of the Company.

         2.4. Information and Reliance. In connection with Helix's engagement, the Company will furnish Helix with all information concerning the Company which Helix and the Company deem appropriate and will provide Helix with necessary and reasonable access to the Company's officers, directors, accountants and counsel. It is understood that Helix will rely on the accuracy and completeness of such information supplied by the Company, its authorized officers and agents, or available from generally recognized public sources, without any independent investigation or verification thereof.

         2.5. Confidentiality. During the term of this Agreement, the Company, on the one hand, and Helix, on the other hand, will have access to and become acquainted with advice, data, materials, contacts or other information provided by one party to the other, including the existence of this Agreement (collectively, the "Confidential Information"). Each party hereto agrees to treat the Confidential Information of the other party confidentially and agrees not to disclose Confidential Information of the other party other than (i) to its employees, attorneys, affiliates, representatives and agents to whom disclosure is necessary in order to carry out the terms of the engagement, and (ii) if, in the reasonable opinion of legal counsel, such disclosure is legally required. Both parties shall take all precautions reasonably necessary to maintain the confidentiality of the Confidential Information of the other party, it being understood, however, that a copy of this Agreement may be filed with the U.S. Securities and Exchange Commission and its terms be described in the Company's public filings.

                  2.5.1. Notwithstanding the foregoing, the following shall not be Confidential Information: (a) information generally available to the public, or which is published or becomes public; (b) information which a party can show was in its possession at the time it was disclosed and which was not acquired directly or indirectly from the disclosing party, and (c) information rightfully acquired from others who did not obtain it under a pledge of confidentiality to a party hereto.

                  2.5.2. Each party hereto covenants and agrees that is shall not misuse or misappropriate any of the Confidential Information of the other party. Each party acknowledges and agrees that Confidential Information of each party constitutes trade secrets and that the other party will obtain no

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                                    ownership interest therein. Upon termination
                                    of Helix's engagement with the Company, or whenever requested by the other party, each of the Company and Helix shall immediately deliver to the other all property in its possession or under its control belonging to the other party or containing any Confidential Information of the other party.

                  2.5.3. The parties acknowledge and agree that the restrictions contained in this Agreement, in view of the nature of the respective businesses of the parties hereto, are reasonable and necessary in order to protect their legitimate interests and that any violation thereof would result in irreparable injuries to the other parties. The parties agree that in addition to any other rights or remedies which the other party may be entitled to at law or in equity, the other party shall be entitled to obtain injunctive relief from any court of competent jurisdiction and reimbursement of any costs and expenses, including, without limitation, attorneys' fees and expenses, incurred in connection with the enforcement of this Section 2.5.

         2.6. Indemnification. The Company agrees to indemnify and hold Helix harmless from and against any and all losses, claims, damages and liabilities (or actions including security holder actions in respect thereof) related to or arising out of Helix's engagement hereunder or its role in connection herewith, and will reimburse Helix for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred by Helix in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Helix is a party and whether or not initiated by or on behalf of the Company. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses that have resulted from the willful misconduct or gross negligence of Helix. The Company also agrees that Helix shall not have any liability to the Company for or in connection with Helix's engagement, except for liability for losses, claims, damages, liabilities or expenses incurred by the Company that result from the willful misconduct or gross negligence of Helix.

                  2.6.1. In the event that the foregoing indemnity is unavailable, then the Company shall contribute to amounts paid or payable by Helix in respect of its losses, claims, damages and liabilities:

                           2.6.1.1. in such proportion as appropriately reflects the relative benefits received by, the Company and Helix in connection with the matters as to which such losses, claims, damages or liabilities relate, or

                           2.6.1.2. if (but only if) the allocation provided for in 2.6.1.1 is for any reason held to unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in 2.6.1.1 but also the relative fault of the Company and Helix, as well as any other relevant equitable considerations;


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                           2.6.1.3.         provided, however, that in no event
                                            shall the amount to be contributed
                                            by Helix exceed the amount of the
                                            fee actually received by Helix. The
                                            foregoing shall be in addition to
                                            any rights that Helix may have at
                                            common law or otherwise and shall
                                            extend upon the same terms to and
                                            inure to the benefit of Helix and
                                            its affiliates and their respective
                                            directors, officers, employees,
                                            agents or controlling persons of
                                            Helix.

                           2.6.1.4. The Company agrees that, without Helix's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement
                                            (whether or not Helix or any other
                                            party is an actual or potential
                                            party to such claim, action or
                                            proceeding), unless such settlement,
                                            compromise or consent includes an
                                            unconditional release of each
                                            indemnified party from all liability
                                            arising out of such claim, action or
                                            proceeding.

         2.7. Limited Commitment. It is understood that Helix makes no commitment to raise capital and/or effect any of the Transactions. In addition, the Company has the right not to accept any or all offers with respect to the Transactions.

         2.8. Term and termination. This Agreement shall have a term commencing on July 1, 1997 and extending through December 1, 2000, which term may be further extended by the mutual consent of both parties. Notwithstanding the foregoing, the provisions of paragraphs 2.3, 2.5 and 2.6 hereof will survive any termination of the Agreement.

         2.9. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws. Any controversy or claim arising out of or relating to this letter agreement, other than as provided for in Section 2.5 herein, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon an award arising in connection therewith may be entered in any court of competent jurisdiction.


         2.10. Survival. In the event that any provision herein is determined to be enforceable under the current law at the time of execution of this Agreement, or unenforceable under a law that may supersede that law in place at the time of execution, all other


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
                  provisions and the intent of this Agreement shall survive such findings.

         2.11. Independent Contractor. The Company acknowledges and agrees that Helix has been retained solely as a mergers and acquisitions and financial advisor to the Company. In such capacity, Helix shall act as an independent contractor.

         2.12. Waiver of Rights. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by the party against whom the same is sought to be enforced and no failure by either party to enforce any of this rights hereunder shall, except as aforesaid, be deemed to be a waiver of such right. No waiver by either party hereto at any time of any breach by the other party hereof of, or compliance with, any provision of this Agreement to be performed by such other party shall be deemed to be a waiver of a similar or dissimilar provision hereof at the same or any prior or subsequent time.

         2.13. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if delivered personally, mailed prepaid registered mail, overnight courier, or sent by telecopy (as long as the telecopy is followed by a hard copy) addressed as follows:

                           In the case of Helix:
                           Helix Capital Services LLC
                           98 Battery Street, Suite 600
                           San Francisco, CA 94104
                           Attn:  Mr. Ogen Perry
                           Fax:  (415) 956-9951

                           and

                           Helix Capital Services LLC
                           850 Third Avenue
                           10th Floor
                           New York, New York  10022
                           Attn:  Mr. Yoav Stern
                           Fax:  (212) 935-3882



                           In the case of the Company:
                           Speech Design GmbH
                           Industriestrasse 1
                           D-82110 Gemering
                           Germany
                           Attn:  Kasimir Arciszewski
                           Fax:  011-49-89-8942-4659

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                           With a copy to:

                           McDermott, Will & Emery
                           50 Rockefeller Plaza
                           New York, NY 10019
                           Attn:  Cheryl V. Reicin, Esq.
                           Fax:  (212) 547-5444

                  or to such other address as the parties shall from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, if mailed by registered mail, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee, if delivered by overnight courier, two (2) days after deposit with the overnight courier, and if by telecopy, upon transmission thereof, as long as the telecopy is followed by delivery of a hard copy.

         2.14. Entire Agreement. This mutually signed Agreement, attached Exhibits and any properly executed and signed Amendments, constitute the entire agreement between the parties with respect to the engagement of Helix contemplated hereby and cancels and superseded all prior understandings and agreements between the parties with respect thereto and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

3. Miscellaneous. Each of this Agreement. This Agreement may be executed in any number of counterparts; each of which shall be deemed to be an original and all of which together shall be deemed to be the same agreement.


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IN WITNESS WHEREOF, the parties hereto have set their hand on January __, 1999.


                                                     HELIX CAPITAL SERVICES, LLC


                                                     By: /s/ Ogen Perry
                                                        ---------------
                                                     Name:  Ogen Perry
                                                     Title:  Secretary



                                                     SPEECH DESIGN GMBH


                                                     By: /s/ Kasimir Arciszewski
                                                         -----------------------
                                                     Name:  Kasimir Arciszewski
                                                     Title:

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